UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2021 (May 26, 2021)

Avis Budget Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 496-4700

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CAR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2021, Avis Budget Group, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders and the voting results were as follows:

(1)

Election of Directors: The six nominees named in the Company’s 2021 proxy statement were elected to serve a one-year term expiring in 2022 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non- Votes
Bernardo Hees	43,957,617	3,097,182	44,786	12,063,482
Lynn Krominga	43,428,629	3,627,183	43,773	12,063,482
Glenn Lurie	45,395,219	1,653,607	50,759	12,063,482
Jagdeep Pahwa	43,275,507	3,779,219	44,859	12,063,482
Karthik Sarma	44,895,351	2,159,270	44,964	12,063,482
Carl Sparks	42,365,842	4,688,531	45,212	12,063,482

(2)

Ratification of Appointment of Independent Registered Accounting Firm: The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for fiscal year 2021 was ratified as follows:

Votes For	Votes Against	Abstain
58,461,558	651,217	50,292

(3)

Advisory Approval of the Compensation of our Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2021 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non- Votes
45,462,347	1,576,416	60,822	12,063,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: May 27, 2021